UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 18, 2024

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 18, 2024, MRC Energy Company (“MRC Energy”), a wholly-owned subsidiary of Matador Resources Company (“Matador”), entered into a Sixth Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), which amended Matador’s existing secured revolving credit facility (the “Credit Agreement”) to, among other things: (i) provide for a term loan of $250.0 million, the full amount of which was borrowed to fund the Acquisition (as defined below), and (ii) increase the elected borrowing commitments under the revolving credit facility from $1.50 billion to $2.25 billion.

As of September 18, 2024, Matador had $1.865 billion in borrowings outstanding under the Credit Agreement, which consisted of $1.615 billion in outstanding borrowings under the revolving credit facility and $250.0 million in outstanding term loans, and approximately $52.8 million of letters of credit outstanding under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 18, 2024, MRC Toro, LLC (“Purchaser”), a wholly-owned subsidiary of Matador, consummated the previously disclosed acquisition (the “Acquisition”) contemplated by that certain Securities Purchase Agreement, dated as of June 12, 2024 (the “Purchase Agreement”), among Purchaser, MRC Energy (solely for the purposes of guaranteeing the obligations of Purchaser), Ameredev II Parent, LLC (“Ameredev Parent”), Ameredev Intermediate II, LLC (“Ameredev Intermediate” and, together with Ameredev Parent, each a “Seller” and collectively, the “Sellers”) and Ameredev Stateline II, LLC (the “Target”), pursuant to which, among other things, Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, all of the issued and outstanding membership interests of the Target, for an amount in cash equal to $1,905,000,000 (subject to certain customary adjustments, including for working capital and for title defects and environmental defects). The Target and its subsidiaries own (i) certain oil and natural gas producing properties and undeveloped acreage located in Lea County, New Mexico and Loving and Winkler Counties, Texas and (ii) an approximate 19% stake in the parent company of Piñon Midstream, LLC, which has midstream assets in southern Lea County, New Mexico.

Upon the closing of the Acquisition, Purchaser paid the as-adjusted closing purchase price of approximately $1.832 billion in cash, which amount is subject to customary post-closing adjustments.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the principal terms of the Purchase Agreement and the copy of the Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Matador, Purchaser, MRC Energy, the Sellers, the Target or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, the representations, warranties and covenants in the Purchase Agreement were made as of specific dates, were made solely for the Purchase Agreement and for the purposes of allocating risk between the parties to the Purchase Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission. Accordingly, investors are not third-party beneficiaries under the Purchase Agreement and the representations, warranties and covenants in the Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of Matador, Purchaser, MRC Energy, the Sellers or the Target. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 19, 2024, Matador issued a press release (the “Press Release”) announcing the Amendment and the closing of the Acquisition. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*	Securities Purchase Agreement, dated June 12, 2024, by and among MRC Toro, LLC, MRC Energy Company (solely for the limited purposes stated therein), Ameredev II Parent, LLC, Ameredev Intermediate II, LLC and Ameredev Stateline II, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 12, 2024).

10.1	Sixth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 18, 2024, by and among MRC Energy Company, as Borrower, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent for the Lenders.

99.1	Press Release, dated September 19, 2024.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

*	This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: September 19, 2024	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Executive Vice President